Exhibit 10.5

[Cell Therapeutics, Inc. Letterhead]

March [    ], 2013

[                    ]

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

Re:    Amendment of Equity/Long-Term Incentive Award Agreement

Dear [                ]:

Reference is made to the performance-based stock award (the “Award”) granted to you by Cell Therapeutics, Inc. (the “Company”), effective as of January 3, 2012 (the “Effective Date”) and evidenced by the Equity/Long-Term Incentive Award Agreement between you and the Company entered into following the Effective Date (the “Award Agreement”). This letter amendment (this “Amendment”) sets forth our agreement to amend the Award Agreement on the terms set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Award Agreement.

Effective immediately, the Award Agreement is hereby amended as follows:

1. The portion of the Award that is eligible to vest based on the Company’s achievement of the Pix NDA Approval Performance Goal is hereby cancelled in its entirety, and the Restricted Shares previously issued to you in respect of such portion are hereby forfeited to the Company with no consideration payable in respect therefor. For good and valuable consideration as set forth herein, you hereby agree to the cancellation of such portion of the Award and such forfeiture of the related Restricted Shares.

2. The Termination Date for each portion of the Award (excluding the portion related to the Pix NDA Approval Performance Goal referred to above) is hereby extended from December 31, 2014 to December 31, 2015.

3. The Market Cap Goal is hereby modified so that the goal will be considered met if the Company achieves a market capitalization of $1.0 billion or greater (as opposed to $1.2 billion or greater) at any time during the period beginning on January 1, 2012 and ending on December 31, 2015 based on the average of the closing prices of the Common Stock over a period of five (5) consecutive trading days during such period.

4. The Cash Flow Break Even Goal is hereby modified so that the goal will be considered met if the Company achieves Cash Flow Break Even for any two consecutive fiscal quarters (as opposed to any one fiscal quarter) beginning on or following January 1, 2012 and ending on or before December 31, 2015.

5. The Company hereby grants you two additional awards of restricted stock units,

effective immediately (the “Additional Awards”), under and subject to the terms and conditions of the Award Agreement (as modified by this Amendment) and the Company’s 2007 Equity Incentive Plan, as amended and restated. The following terms shall apply to the Additional Awards (and the Award Agreement is hereby amended to the extent necessary to give effect to such terms):

•	The “Performance Goals” used to determine the vesting of the Additional Awards will be as follows:

•	completion of a Phase III trial for Pacritinib that satisfies the primary endpoint set forth in the statistical plan then in effect on or before December 31, 2015 (“Pacritinib Phase III”); and

•	approval of a new drug application or a marketing authorization application for Pacritinib on or before December 31, 2015 (“Pacritinib Approval”).

•	The “Award Percentages” used to determine the number of restricted stock units payable with respect to each Performance Goal will be as follows:

Performance Goal:	Pacritinib Phase III	Pacritinib Approval
Award Percentage:	[ ]%	[ ]%

For avoidance of doubt, the vesting, payment, termination of employment and other conditions set forth in the Award Agreement shall apply to the restricted stock units subject to, and any shares of Common Stock that may be payable pursuant to, the Additional Awards.

6. Except as expressly set forth herein, the Award Agreement shall remain in full force and effect in accordance with its original terms. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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If this Amendment accurately sets forth our understanding with respect to the foregoing matters, please indicate your acceptance by signing this Amendment below and returning it to me. A duplicate copy of this Amendment is included for your records.

Cell Therapeutics, Inc.

By:
Print Name: [ ]
Title: [ ]

Accepted and Agreed:

[ ]

Date: